SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

VERITAS Software Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26247 (Commission File Number)	77-0507675 (IRS Employer Identification No.)

350 Ellis Street, Mountain View, California (Address of principal executive offices)	94043 (Zip Code)

Registrant’s telephone number, including area code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2005, VERITAS Software Corporation (the “Company”) issued a press release announcing that the Company received a notice on April 1, 2005 from the staff of The Nasdaq Stock Market which stated that because the Company failed to timely file its 2004 Form 10-K, as required by Nasdaq Marketplace Rule 4310(c)(14), effective with the open of business on Tuesday, April 5, 2005, the Company’s trading symbol will be changed from “VRTS” to “VRSTE”. The notice further indicated that Nasdaq would consider the Company’s late filing in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company delivered a written submission to Nasdaq on March 31, 2005 detailing its plan to remedy its noncompliance with Nasdaq Marketplace Rule 4310(c)(14), and requesting an exemption from such Rule until the earlier of the date on which the Company files its 2004 Form 10-K or April 15, 2005. The Company expects to file its 2004 Form 10-K with the SEC on or before April 11, 2005. There can be no assurance that Nasdaq will grant the Company’s request for an exception and continued listing on The Nasdaq National Market.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.01	Press release entitled “VERITAS to Trade Under Symbol VRTSE on NASDAQ Stock Market Pending Filing of Form 10-K and Compliance with NASDAQ Requirements,” dated April 4, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS Software Corporation
/s/ Edwin J. Gillis
Edwin J. Gillis
Date: April 4, 2005	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.01	Press release entitled “VERITAS to Trade Under Symbol VRTSE on NASDAQ Stock Market Pending Filing of Form 10-K and Compliance with NASDAQ Requirements,” dated April 4, 2005.